QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.4

        [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON LLC]

Board of Directors
Westport Resources Corporation
1670 Broadway, Suite 2800
Denver, Colorado 80202-4800

Members of the Board:

        We hereby consent to the inclusion of our opinion letter, dated April 6, 2004, to the Board of Directors of Westport Resources Corporation ("Westport") as Annex C to, and reference thereto under the captions "SUMMARY—Opinion of Financial Advisors—Westport's Financial Advisor" and "THE MERGER—Opinion of Westport's Financial Advisor" in, the Joint Proxy Statement/Prospectus relating to the proposed merger transaction involving Westport and Kerr-McGee Corporation ("Kerr-McGee"), which forms a part of the Registration Statement on Form S-4 of Kerr-McGee. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

/s/ Credit Suisse First Boston LLC CREDIT SUISSE FIRST BOSTON LLC

April 26, 2004

QuickLinks

  Exhibit 99.4